Exhibit 1.1

Daré Bioscience, Inc.

MAXIMUM: 4,854,000 UNITS, EACH COMPRISING 1 SHARE OF SERIES A PREFERRED STOCK AND 2 WARRANTS, EACH TO PURCHASE 1 SHARE OF COMMON STOCK

SELLING AGENCY AGREEMENT

January 5, 2026

Digital Offering, LLC

1461 Glenneyre Street, Suite D

Laguna Beach, CA 92651

Dear Ladies and Gentlemen:

Daré Bioscience, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions contained in this Selling Agency Agreement (this “Agreement”), to issue and sell on a “best efforts” basis up to a maximum of 4,854,000 units (the “Units”), each unit consisting of one share of Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and two warrants (each a “Warrant,” and collectively the “Warrants”), each to purchase one share of common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $4.00 per share, to investors (each an “Investor” and collectively, the “Investors”), at a purchase price of $5.00 per Unit (the “Purchase Price”), in an offering (the “Offering”) pursuant to Regulation A (“Regulation A”) as promulgated under the Securities Act of 1933, as amended (the “Act”), and the other applicable rules, orders and regulations (collectively referred to as the “Rules and Regulations”) of the U.S. Securities and Exchange Commission (the “Commission”) promulgated under the Act through Digital Offering, LLC (the “Selling Agent”), acting on a best efforts basis only, in connection with such sales. The Units are more fully described in the Offering Statement (as hereinafter defined).

The Company hereby confirms its agreement with the Selling Agent concerning the purchase and sale of the Units, as follows:

1. Agreement to Act as Selling Agent.

(a) Best Efforts Basis. On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Selling Agent agrees to act, on a best efforts basis only, in connection with the issuance and sale by the Company of the Units to the Investors. Under no circumstances will the Selling Agent be obligated to underwrite or purchase any of the Units for its own account or otherwise provide any financing.

(b) Selling Agent’s Commissions. The Company will pay to the Selling Agent a cash commission equal to seven and one quarter percent (7.25%) (the “Cash Fee”) of the gross offering proceeds received by the Company from the sale of the Units, which may be allocated by the Selling Agent to Dealers (as hereinafter defined) participating in the Offering, in its sole discretion.

(c) Selling Agent’s Unit Warrants. The Company hereby agrees that, at each Closing (as hereinafter defined), it will issue to the Selling Agent (and/or its designees) warrants to purchase a number of Units equal to 3% of the total number of Units sold at such Closing (the “Selling Agent’s Unit Warrants”). Each of the Selling Agent’s Unit Warrants will be exercisable for one Unit consisting of one share of Series A Preferred Stock and two Warrants (the “Selling Agent’s Common Warrants”), each to purchase one share of Common Stock. The Selling Agent’s Unit Warrants shall be exercisable, in whole or in part, commencing on the date of issuance and expiring on the five-year anniversary of the date of commencement of sales in the Offering, at an initial exercise price of $6.25 per Unit, which is equal to 125% of the Purchase Price. The exercise price of the Selling Agent’s Common Warrants issuable upon exercise of the Selling Agent’s Unit Warrants will be $4.00 per share. The Selling Agent’s Unit Warrants shall not be redeemable. The Selling Agent’s Unit Warrants and the securities comprising and underlying the Selling Agent’s Unit Warrants have been deemed compensation by the Financial Industry Regulatory Authority, Inc. (“FINRA”), and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. Notwithstanding anything to the contrary in the Selling Agent’s Unit Warrants or the securities comprising and underlying the Selling Agent’s Unit Warrants, the Selling Agent, or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate the Selling Agent’s Unit Warrants or the securities comprising and underlying the Selling Agent’s Unit Warrants, nor will the Selling Agent or permitted assignees engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Selling Agent’s Unit Warrants or any of the securities comprising and underlying the Selling Agent’s Unit Warrants, for a period of 180 days from commencement of sales in the Offering, except that they may be transferred, in whole or in part, by operation of law or by reason of the Company’s reorganization, or to any Dealer participating in the Offering and their officers, partners or registered representatives if the Selling Agent’s Unit Warrants or the securities comprising and underlying the Selling Agent’s Unit Warrants so transferred remain subject to the foregoing lock-up restrictions for the remainder of the time period.

(d) Selected Dealer Agreements. The Selling Agent shall have the right to enter into selected dealer agreements with other broker-dealers participating in the Offering, in each case after good faith consultation with the Company regarding any such proposed broker-dealer (each broker-dealer being referred to herein as a “Dealer” and said broker-dealers being collectively referred to herein as the “Dealers”). The Cash Fee shall be allocated by the Selling Agent, in whole or in part, to the Dealers, in its sole discretion. The Company will not be liable or responsible to any Dealer for direct payment of compensation to any Dealer, it being the sole and exclusive responsibility of the Selling Agent for payment of compensation to Dealers.

2. Delivery and Payment.

(a) On or after the date of this Agreement, the Company, the Selling Agent and Wilmington Trust, N.A. (the “Escrow Agent”),will enter into an escrow agreement substantially in the form included as an exhibit to the Offering Statement (the “Escrow Agreement”) pursuant to which an escrow account will be established, at the Company’s expense, for the deposit of funds by the Investors (the “Escrow Account”).

(b) Prior to the initial Closing Date (as hereinafter defined) and any subsequent Closing Date: (i) each Investor participating in the applicable Closing (as hereinafter defined) will execute and deliver a subscription agreement substantially in the form included as an exhibit to the Offering Statement (each, a “Subscription Agreement”) to the Company, and the Company will make available to the Selling Agent and the Escrow Agent copies of each such Subscription Agreement; and (ii) each Investor will transfer to the Escrow Account funds in an amount equal to the Purchase Price per Unit as shown on the cover page of the Final Offering Circular (as hereinafter defined) multiplied by the number of Units subscribed for by such Investor. Subscription funds received by the Selling Agent from any Investor will be promptly transmitted to the Escrow Account in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c) If the Escrow Agent shall have received written notice from the Company and the Selling Agent on or before 4:00 p.m., New York City time, on or before January 5, 2027, or at such other time(s) on such other date(s) thereafter, as may be agreed upon by the Company and the Selling Agent (each such date, a “Closing Date”), the Escrow Agent will release the balance of the Escrow Account for collection by the Company and the Selling Agent as provided in the Escrow Agreement, and the Company shall cause the securities comprising the Units purchased on such Closing Date to be issued and delivered to the Investors participating in the applicable Closing, which delivery may be made through the facilities of the Depository Trust Company (“DTC”) or via book entry with the Company’s securities registrar and transfer agent, Equiniti Trust Company, LLC (the “Transfer Agent”). The initial closing and any subsequent closing (each, a “Closing”) shall take place remotely or at such location as the Selling Agent and the Company shall mutually agree. All actions taken at a Closing shall be deemed to have occurred simultaneously on the date of such Closing.

(d) If the Company determines to terminate the Offering or if the Company determines to reject an Investor’s subscription or if a Closing does not occur after an Investor’s subscription is accepted by the Company, then the applicable Investor’s subscription will be cancelled and the Escrow Agent will promptly return the funds delivered into the Escrow Account to the applicable Investor, without interest or deduction.

3. Representations and Warranties of the Company. The Company hereby represents and warrants and covenants to the Selling Agent that, as of the date hereof (or, as applicable with respect to a representation or warranty set forth in this Section 3, as of such other date as may be expressly set forth therein):

(a) The Company has filed with the Commission an offering statement on Form 1-A (File No. 024-12688) (Part I and Part II thereof, each as amended as of the Qualification Date (as defined below) for such part, and all exhibits thereto, the “Offering Statement”) relating to the Units pursuant to Regulation A. As used in this Agreement:

(1) “Applicable Time” means 9:00 am (Eastern time) on the date of this Agreement;

(2) “Final Offering Circular” means the final offering circular relating to the Offering, including any supplements or amendments thereto, as filed with the Commission pursuant to Regulation A;

(3) “Preliminary Offering Circular” means any preliminary offering circular relating to the Offering included in the Offering Statement pursuant to Regulation A;

(4) “Pricing Disclosure Materials” means the most recent Preliminary Offering Circular;

(5) “Qualification Date” means the date as of which the Offering Statement was or will be qualified with the Commission pursuant to Regulation A, the Act and the Rules and Regulations; and

(6) “Testing-the-Waters Communication” means any video or written communication with potential investors undertaken in reliance on Rule 255 of the Rules and Regulations.

(b) The Offering Statement has been filed with the Commission in accordance with the Act and Regulation A; no stop order of the Commission preventing or suspending the qualification or use of the Offering Statement, or any amendment thereto, has been issued, and no proceedings for such purpose have been instituted by the Company or, to the Company’s knowledge, are contemplated by the Commission.

(c) The Offering Statement, at the time it became qualified, as of the date hereof, and as of each Closing Date, conformed and will conform in all material respects to the requirements of Regulation A, the Act and the Rules and Regulations.

(d) Other than with respect to the Preliminary Offering Circular and the Final Offering Circular (each of which are addressed in Section 3(e) and 3(f), below), the Offering Statement, at the time it became qualified, as of the date hereof, and as of each Closing Date, did not and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) The Preliminary Offering Circular did not, as of its date, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to the statements included in the Preliminary Offering Circular provided by the Selling Agent expressly for use therein as described in Section 8(ii).

(f) The Final Offering Circular will not, as of its date and on each Closing Date, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to the statements included in the Final Offering Circular provided by the Selling Agent expressly for use therein as described in Section 8(ii).

(g) The Pricing Disclosure Materials did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the Company makes no representation or warranty with respect to the statements included in the Pricing Disclosure Materials provided by the Selling Agent expressly for use therein as described in Section 8(ii).

(h) The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has full power and authority to conduct all the activities conducted by it, to own and lease all the assets owned and leased by it and to conduct its business as presently conducted and as described in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, and the Company is duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except, in each case, where the failure to have such power or authority or be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, or results of operations of the Company (a “Material Adverse Effect”). Complete and correct copies of the certificate of incorporation and of the bylaws of the Company and all amendments thereto have been made available to the Selling Agent, and no changes therein will be made subsequent to the date hereof and prior to any Closing Date, except as may be set forth in the Offering Statement or the exhibits thereto.

(i) The Company’s significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X) are set forth on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

(j) The Company’s principal place of business is in the State of California.

(k) The Company is subject to the ongoing reporting requirements of Section 13 or 15(d) of the Exchange Act and has not been subject to an order by the Commission denying, suspending, or revoking the registration of any class of securities pursuant to Section 12(j) of the Exchange Act that was entered within five years preceding the date the Offering Statement was originally filed with the Commission. The Company has filed during the two-year period preceding the date the Offering Statement was originally filed with the Commission all reports required by the rules and regulations promulgated by the Commission under the Exchange Act.

(l) The Company is not, nor upon completion of the Offering will it be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not a development stage company or a “business development company” as defined in Section 2(a)(48) of the Investment Company Act. The Company is not a blank check company and is not an issuer of fractional undivided interests in oil or gas rights or similar interests in other mineral rights. The Company is not an issuer of asset-backed securities as defined in Item 1101(c) of Regulation AB.

(m) Except in each case as otherwise disclosed in the Offering Statement, the Pricing Disclosure Materials or the Final Offering Circular, neither the Company, nor any predecessor of the Company, nor any affiliated issuer (as such term is defined in Rule 261 of the Rules and Regulations ) of the Company, nor any director or executive officer of the Company or other officer of the Company participating in the Offering, nor, to the Company’s knowledge, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, nor any promoter connected with the Company, is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.

(n) The Company is not a foreign private issuer (as such term is defined in Rule 405 of the Rules and Regulations).

(o) The Company has full legal right, power and authority to enter into this Agreement and the Escrow Agreement and to perform its obligations contemplated hereby and thereby. This Agreement and the Escrow Agreement have each been authorized and validly executed and delivered by the Company and are each a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability and except for limitations on enforceability of indemnity provisions under federal and state laws.

(p) The issuance and sale of the Units, the shares of Series A Preferred Stock and Warrants comprising the Units, and the shares of Common Stock issuable upon conversion and exercise, respectively, of such shares of Series A Preferred Stock and Warrants (collectively, the “Securities”), have been duly authorized by the Company, and, when issued and paid for in accordance with the Subscription Agreement, the Certificate of Designations of Preferences, Rights and Limitations of the Series A Preferred Stock (the “Certificate of Designation”), and the Warrants, as applicable, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights other than those that have been disclosed in the Final Offering Circular. The issuance of the Selling Agent’s Unit Warrants, the shares of Series A Preferred Stock and the Selling Agent’s Common Warrants comprising the Selling Agent’s Unit Warrants, and the shares of Common Stock issuable upon conversion and exercise, respectively, of such shares of Series A Preferred Stock and Selling Agent’s Common Warrants, have been duly authorized by the Company, and, when issued and paid for in accordance with this Agreement, the Certificate of Designations, the Selling Agent’s Unit Warrants and the Selling Agent’s Common Warrants, as applicable, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights other than those that have been disclosed in the Final Offering Circular. The holders of the Securities will not be subject to personal liability by reason of being such holders. The Securities, when issued, will conform to their description thereof set forth in the Final Offering Circular in all material respects. The Company has sufficient authorized shares of Series A Preferred Stock and Common Stock for the issuance of the maximum number of shares of Series A Preferred Stock and of Common Stock issuable in the Offering, including upon conversion of the Series A Preferred Stock and Warrants issued to Investors and upon exercise of the Sales Agent’s Unit Warrants and upon conversion of the Series A Preferred Stock and the Selling Agent’s Common Warrants underlying the Sales Agent’s Unit Warrants, in each case, as described in the Final Offering Circular.

(q) [Intentionally omitted].

(r) The Company has not authorized anyone to engage in or to distribute, and the Company has not distributed, any Testing-the-Waters Communications. The Company confirms that if it decides to utilize Testing-the-Waters Communications it will authorize the management of the Company and the Selling Agent to act on its behalf in undertaking Testing-the-Waters Communications.

(s) The financial statements and the related notes included or incorporated by reference in the Pricing Disclosure Materials and the Final Offering Circular present fairly, in all material respects, the financial condition of the Company as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with United States generally accepted accounting principles (“GAAP”), except as may be stated in the related notes thereto, and, comply as to form in all material respects with the requirements of the Act and the Rules and Regulations. No other financial statements or schedules of the Company, any subsidiary or any other entity are required by the Act or the Rules and Regulations to be included in the Offering Statement or the Final Offering Circular. There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(t) Haskell & White LLP (the “Accountants”) have reported on the financial statements and schedules described in Section 3(s) and are registered independent public accountants with respect to the Company as required by the Act and the Rules and Regulations and by the rules of the Public Company Accounting Oversight Board.

(u) Since the date of the most recent financial statements of the Company included or incorporated by reference in the recent Preliminary Offering Circular and prior to any Closing, other than as described in or contemplated by the Final Offering Circular (A) there has not been any material change in the capital stock of the Company or in the long-term debt of the Company or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock or equity interests, (B) there has not been any Material Adverse Effect and (C) the Company has not sustained nor does it reasonably expect to sustain any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, in each case except as disclosed in the Final Offering Circular, in any supplement thereto or in any post-qualification amendment to the Offering Statement.

(v) Since the date as of which information is given in the most recent Preliminary Offering Circular, the Company has not entered, and will not before any Closing enter, into any transaction or agreement, not in the ordinary course of business, that is material to the Company and has not incurred, and will not incur, any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company, in each case except as disclosed in the Final Offering Circular, in any supplement thereto or in any post-qualification amendment to the Offering Statement.

(w) The Company has good and valid title to all personal property described in the Offering Statement or the Final Offering Circular as being owned by it, in each case, free and clear of all liens, encumbrances and claims except those that (1) do not materially interfere with the use made and proposed to be made of such property by the Company, or (2) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company does not own any real property. Any real property described in the Offering Statement or the Final Offering Circular as being leased by the Company that is material to the business of the Company is held by it under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(x) There are no legal, governmental or regulatory actions, suits or proceedings pending, either domestic or foreign, to which the Company is a party or to which any property of the Company is the subject, nor are there, to the Company’s knowledge, any threatened legal, governmental or regulatory enforcement actions or investigations, either domestic or foreign, involving the Company or any property of the Company that, individually or in the aggregate, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by any other person or entity.

(y) The Company has, and at each Closing Date will have, (1) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as presently conducted except where the failure to have such governmental licenses, permits, consents, orders, approvals and other authorizations would not be reasonably expected to have a Material Adverse Effect, and (2) performed all its obligations required to be performed on or prior to such Closing Date. The Company is not, and at each Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a “contract or other agreement”) to which it is a party or by which its property is bound or affected except as would not be reasonably expected to have a Material Adverse Effect or except as disclosed in the Final Offering Circular, and, to the Company’s knowledge, no other party to any material contract or other agreement to which the Company is a party is in default in any respect thereunder except as would not be reasonably expected to have a Material Adverse Effect. The Company is not in violation of any provision of its organizational or governing documents.

(z) The Company has obtained all authorizations, approvals, consents, licenses, orders, registrations, exemptions, qualifications or decrees of any court or governmental authority or agency or any sub-division thereof that is required for the performance by the Company of its obligations hereunder or in connection with the Offering and the issuance or sale of the Units or the consummation of the transactions contemplated by this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions or the rules and regulations of FINRA in connection with the offer and sale of the Units and the securities comprising the Units.

(aa) [Intentionally omitted.]

(bb) Neither the execution of this Agreement, nor the issuance, offering or sale of the Units, nor the consummation of any of the transactions contemplated herein (i) will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject (ii) has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, or (iii) result in any violation of (1) the provisions of the organizational or governing documents of the Company, or (2) any statute or any order, rule or regulation applicable to the Company or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company or any subsidiary of the Company, except, in each case with respect to clauses (i) and (ii) only, as would not be reasonably expected to have, in the aggregate, a Material Adverse Effect.

(cc) There is no document or contract of a character required to be described in the Offering Statement or the Final Offering Circular or to be filed as an exhibit to the Offering Statement which is not described (including by incorporation by reference) or filed as required. All material contracts or other agreements to which the Company is a party have been duly authorized, executed and delivered by the Company, and constitute valid and binding agreements of the Company, and are enforceable against the Company in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability and except for limitations on enforceability of indemnity provisions under federal and state laws. Except as disclosed in the Company’s Current Report on Form 8-K filed with the Commission on December 1, 2025, none of those contracts or other agreements has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice of any such pending or threatened suspension or termination.

(dd) The Company and its directors, officers or controlling persons have not taken, directly or indirectly, any action intended, or which would reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

(ee) Other than as previously disclosed to the Selling Agent in writing, neither the Company nor, to the Company’s knowledge, any person acting on behalf of the Company, has published, advertised or otherwise made or, except in consultation with the Selling Agent, will publish, advertise or otherwise make, any announcements concerning the distribution of the Units, and the Company has not and will not conduct road shows, seminars or similar activities relating to the distribution of the Units, nor has it taken or will it take any other action for the purpose of, or that would reasonably be expected to have the effect of, preparing the market, or creating demand, for the Units.

(ff) No holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Offering Statement or the transactions contemplated by this Agreement, except for such rights as have been waived or as are described in the Offering Statement.

(gg) No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, except in each case as would not be reasonably expected to have a Material Adverse Effect.

(hh) The Company: (i) is, and during the twelve months prior to the date of this Agreement has been, in material compliance with all federal, state and local laws, to the extent applicable, and the regulations promulgated pursuant to such laws, except for such non-compliance as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) has not, during the twelve months prior to the date of this Agreement, received notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any regulatory agency or third party alleging that any product or activity of the Company is in material violation of any laws and the Company has no knowledge that any such regulatory agency or third party is considering any such claim, suit, proceeding, hearing, enforcement, investigation, arbitration or action; and (iii), is not a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any governmental authority, except in the case of (ii) or (iii) as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(ii) The business and operations of the Company have been and are being conducted in compliance in all material respects with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction (“Environmental Laws”), and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except where the failure to be in such compliance would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company has not received any notice from any governmental instrumentality or any third party alleging any material violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

(jj) There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials (as defined below) by or caused by the Company (or, to the knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company is or would reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that would reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(kk) The Company owns, possesses, licenses or has other adequate rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Company’s business as now conducted (collectively, the “Intellectual Property”), except to the extent such failure to own, possess, license or have other adequate rights to use such Intellectual Property would not result in a Material Adverse Effect.

(ll) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company (1) has timely filed all federal, state, provincial, local and foreign tax returns that are required to be filed by it through the date hereof, which returns are true and correct, or has received timely extensions for the filing thereof, and (2) has paid all taxes, assessments, penalties, interest, fees and other charges due or claimed to be due from the Company, other than (A) any such amounts being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or (B) any such amounts currently payable without penalty or interest. There are no tax audits or investigations pending, which if adversely determined would reasonably be expected to have a Material Adverse Effect; nor to the knowledge of the Company is there any proposed additional tax assessments against the Company which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Company, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding tax or duty is payable by or on behalf of the Selling Agent to any foreign government outside the United States or any political subdivision thereof or any authority or agency thereof or therein having the power to tax in connection with (i) the issuance, sale and delivery of the Units by the Company; or (ii) the execution and delivery of this Agreement.

(mm) On each Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Units to be issued and sold on such Closing Date will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been complied with in all material respects.

(nn) The Company is insured with insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the business in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company or its business, assets, employees, officers and directors are in full force and effect; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for and has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost. The Company has obtained director’s and officer’s insurance in such amounts as is customary for a similarly situated company.

(oo) Neither the Company nor, to the knowledge of the Company, any director, officer, agent or employee of the Company, has directly or indirectly, (1) made any unlawful contribution to any federal, state, local and foreign candidate for public office, or failed to disclose fully any contribution in violation of law, (2) made any payment to any federal, state, local and foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (3) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977, or (4) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(pp) The operations of the Company are and since January 1, 2020 have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(qq) Neither the Company nor, to the knowledge of the Company, any director, officer, agent or employee of the Company is currently subject to any U.S. sanctions (the “Sanctions Regulations”) administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the net proceeds of the Offering, or lend, contribute or otherwise make available such net proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or listed on the OFAC Specially Designated Nationals and Blocked Persons List. Neither the Company nor, to the knowledge of the Company, any director, officer, agent or employee of the Company, is named on any denied party or entity list administered by the Bureau of Industry and Security of the U.S. Department of Commerce pursuant to the Export Administration Regulations (“EAR”); and the Company will not, directly or indirectly, use the net proceeds of the Offering, or lend, contribute or otherwise make available such net proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions Regulations or to support activities in or with countries sanctioned by said authorities, or for engaging in transactions that violate the EAR.

(rr) The Company has not distributed and, prior to the later to occur of the last Closing Date and the termination of the Offering, will not distribute any offering material in connection with the Offering other than the Preliminary Offering Circular, the Pricing Disclosure Materials and the Final Offering Circular, or such other materials as to which the Selling Agent shall have consented in writing.

(ss) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees, directors or independent contractors of the Company, or under which the Company has had or has any present or future obligation or liability, has been maintained in material compliance with its terms and the requirements of any applicable federal, state, local and foreign laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company to any material tax, fine, lien, penalty, or liability imposed by ERISA, the Code or other applicable law; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(tt) No relationship, direct or indirect, exists, and no transaction has occurred, between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other, which would be required to be disclosed in the Offering Statement, the Preliminary Offering Circular and the Final Offering Circular under applicable Rules and Regulations that is not so disclosed.

(uu) The Company has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Act, the Rules and Regulations or the interpretations thereof by the Commission or that would fail to come within the safe harbor for integration under Regulation A.

(vv) Except as set forth in or contemplated by this Agreement (including in connection with any Dealer), there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Selling Agent for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Units.

(ww) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The Company has not directly or indirectly extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan to or for any director or executive officer of the Company or any of their respective related interests, other than any extensions of credit that ceased to be outstanding prior to the initial filing of the Offering Statement.

(xx) The Company has the power to submit to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize an agent for service of process in any action arising out of or relating to this Agreement or the Units in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 13.

4. Agreements of the Company.

(a) The Offering Statement has become qualified, and the Company will file the Final Offering Circular, subject to the prior approval of the Selling Agent, pursuant to Rule 253 of the Rules and Regulations within the prescribed time period.

(b) The Company will not, during such period as the Final Offering Circular would be required by law to be delivered in connection with sales of the Units by an underwriter or dealer in connection with the Offering (whether physically or through compliance with Rules 251 and 254 of the Rules and Regulations or any similar rule(s)), file any amendment or supplement to the Offering Statement or the Final Offering Circular unless a copy thereof shall first have been delivered to the Selling Agent within a reasonable period of time prior to the filing thereof and the Selling Agent shall not have reasonably objected thereto in good faith in writing delivered to the Company.

(c) The Company will notify the Selling Agent promptly, and will, if requested, confirm such notification in writing: (1) when any amendment to the Offering Statement is filed; (2) of any request made to the Company by the Commission for any amendments to the Offering Statement or any amendment or supplements to the Final Offering Circular or for additional information; (3) after becoming aware of the issuance by the Commission of any stop order preventing or suspending the qualification of the Offering Statement or of the initiation of any proceedings for that purpose or the threat thereof; (4) after becoming aware of the occurrence of any event that in the judgment of the Company makes any statement made in the Pricing Disclosure Materials or the Final Offering Circular untrue in any material respect or that requires the making of any changes in the Pricing Disclosure Materials or the Final Offering Circular in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (5) of receipt by the Company of any notification with respect to any suspension of the qualification or exemption from registration of the Units for offer and sale in any jurisdiction. If at any time the Commission shall issue any order suspending the qualification of the Offering Statement, the Company will, if it desires to continue the Offering, use commercially reasonable efforts to obtain the withdrawal of any such order.

(d) If, at any time when the Final Offering Circular is required to be delivered under the Act, the Company becomes aware of the occurrence of any event as a result of which the Final Offering Circular, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Selling Agent, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Offering Statement, as then amended, would, in the reasonable judgment of counsel to the Company or counsel to the Selling Agent, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Selling Agent, at any time to amend or supplement the Final Offering Circular or the Offering Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Selling Agent and will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Offering Statement and/or an amendment or supplement to the Final Offering Circular that corrects such statement and/or omission or effects such compliance. The Company consents to Selling Agent’s use of the Final Offering Circular or any amendment or supplement thereto filed by the Company with the Commission.

(e) The Company will furnish to the Selling Agent and its counsel, upon request and without charge (a) one conformed copy of the Offering Statement as originally filed with the Commission and each amendment thereto, including financial statements and schedules, and all exhibits thereto, and (b) so long as an offering circular for the Offering is required to be delivered under the Act or the Rules and Regulations, as many copies of each Preliminary Offering Circular or the Final Offering Circular or any amendment or supplement thereto as the Selling Agent may reasonably request in a typeset electronic version.

(f) Prior to the sale of the Units to the Investors, the Company will cooperate with the Selling Agent and its counsel in connection with the registration or qualification, or exemption therefrom, of the Units for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Selling Agent and the Company mutually agree; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(g) The Company will apply the net proceeds from the offering and sale of the Units in the manner set forth in the Final Offering Circular under the caption “Use of Proceeds.”

(h) The Company will not at any time, directly or indirectly, take any action intended, or which would reasonably be expected, to cause or result in, or which will constitute, stabilization or manipulation of the Common Stock to facilitate the sale of the Units.

5. Representations and Warranties of the Selling Agent; Agreements of the Selling Agent. The Selling Agent hereby represents and warrants and covenants to the Company that, as of the date hereof (or, as applicable with respect to a representation or warranty set forth in this Section 5, as of such other date as may be expressly set forth therein):

(a) The Selling Agent is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware. The Selling Agent has full power and authority to conduct all the activities conducted by it, to own and lease all the assets owned and leased by it, and to conduct its business as presently conducted, and the Selling Agent is duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except, in each case, where the failure to have such power or authority or be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, reasonably be expected to materially impair the Selling Agent’s ability to timely perform its obligations under this Agreement or the Escrow Agreement.

(b) The Selling Agent has full legal right, power, and authority to enter into this Agreement and the Escrow Agreement and to perform its obligations contemplated hereby and thereby. This Agreement and the Escrow Agreement have each been authorized and validly executed and delivered by the Selling Agent and are each a legal, valid, and binding agreement of the Selling Agent enforceable against the Selling Agent in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, or similar laws affecting creditors’ rights generally and equitable principles of general applicability and except for limitations on enforceability of indemnity provisions under federal and state laws.

(c) Neither the execution of this Agreement nor the consummation of any of the transactions contemplated herein (i) will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under any contract or other agreement to which the Selling Agent may be bound or to which any of the property or assets of the Selling Agent is subject, (ii) has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Agent, or (iii) result in any violation of (1) the provisions of the organizational or governing documents of the Selling Agent, or (2) any statute or any order, rule or regulation applicable to the Selling Agent or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Selling Agent, except in each case with respect to clauses (i) and (ii) only, as would not be reasonably expected to, in the aggregate, materially impair the Selling Agent’s ability to timely perform its obligations under this Agreement.

(d) Neither the Selling Agent nor any Dealer shall use any Testing-the-Waters Communication without the prior written consent of the Company (any such Testing-the-Waters Communication with respect to whose use the Company has given its consent, “Permitted Testing-the-Waters Communication”).

(e) Neither the Selling Agent nor any Dealer, nor any managing member of the Selling Agent or any Dealer, nor any director or executive officer of the Selling Agent or any Dealer or other officer of the Selling Agent or any Dealer participating in the Offering is or will be subject to the disqualification provisions of Rule 262 of the Rules and Regulations. No registered representative of the Selling Agent or of any Dealer, or any other person being compensated by or through the Selling Agent or any Dealer for the solicitation of Investors, is or will be subject to the disqualification provisions of Rule 262 of the Rules and Regulations.

(f) For so long as the Offering is ongoing, the Selling Agent and each Dealer is and will be a member of FINRA and each of them and their respective employees and representatives have and will have all authorizations, approvals, consents, licenses, registrations, and qualifications required to perform its obligations hereunder and in connection with the Offering.

(g) Except for agreements between Selling Agent and Dealers, no agreement will be made by the Selling Agent with any person permitting the sale, purchase or distribution of any Units or the resale, repurchase or distribution of Units purchased by such person.

(h) Except as otherwise consented to by the Company in writing, in connection with offers or sales of the Units, neither the Selling Agent nor any Dealer: (i) has used or will use or distribute any written offering materials other than the Preliminary Offering Circular, Pricing Disclosure Materials and the Final Offering Circular, and shall only use and distribute the most current Offering Circular (whether Preliminary or Final and including all supplements and amendments thereto) as of the date of such use and distribution; (ii) has used or will use any “broker-dealer use only” materials with members of the public; or (iii) has made or will make any unauthorized verbal representations or any verbal representations which contradict or are inconsistent with any statement made in the most current Offering Circular (whether Preliminary or Final and including all supplements and amendments thereto) as of the date of such verbal representations. The Selling Agent agrees to provide to each Investor participating in a Closing, prior to such Closing, a copy of the Final Offering Circular and any amendments or supplements thereto.

(i) The Selling Agent has the power to submit to the personal jurisdiction of each New York Court and has the power to designate, appoint and authorize an agent for service of process in any action arising out of or relating to this Agreement or the Units in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Selling Agent as provided in Section 13.

6. Expenses.

(i) The Company agreed to pay the Selling Agent a consulting fee of $25,000 which was already paid to the Selling Agent on the signing of the engagement letter between the Company and the Sales Agent dated June 22, 2025 (the “Engagement Letter”). The Company shall be responsible for and pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Offering Statement (including each and every amendment thereto) and exhibits thereto, each Preliminary Offering Circular, the Pricing Disclosure Materials, the Final Offering Circular and any amendments or supplements thereto, including all fees, disbursements and other charges of counsel and accountants to the Company, (ii) the preparation and delivery of certificates representing the Units (if any), (iii) furnishing (including costs of shipping and mailing) such copies of the Offering Statement (including each and every amendment thereto), each Preliminary Offering Circular, the Pricing Disclosure Materials, the Final Offering Circular, and all amendments and supplements thereto, as may be requested for use in connection with the direct placement of the Units and market making activities of the Selling Agent, (iv) any filings required to be made by the Selling Agent with FINRA, and the fees, disbursements and other charges in connection therewith, and in connection with any required review by FINRA, (v) the registration or qualification of the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as agreed upon by the Company and the Selling Agent, including the fees, disbursements and other charges of counsel to the Company in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (vi) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors, by a background search firm acceptable to the Selling Agent, (vii) the fees of counsel to the Selling Agent in connection with the Offering up to a maximum of $85,000, $25,000 of which was paid upon the signing of the Engagement Letter, (viii) all transfer taxes, if any, with respect to the sale and delivery of the Units by the Company to the Investors, (ix) fees and disbursements of the Accountants incurred in delivering the letter(s) described in Section 7(vi), and (x) the fees and expenses of the Escrow Agent. The $25,000 advance payment fees of counsel of the Selling Agent shall be reimbursed to the Company to the extent not actually incurred, in compliance with FINRA Rule 5110(g)(4)(a).

7. Conditions to the Obligations of the Selling Agent. The obligations of the Selling Agent hereunder are subject to the following conditions:

(i) (a) No stop order suspending the qualification of the Offering Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (b) no order suspending the qualification or exemption of the Units under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened or contemplated by, any securities or other governmental authority (including, without limitation, the Commission), (c) any request received by the Company for additional information from the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities, and (d) after the date hereof no amendment or supplement to the Offering Statement or the Final Offering Circular shall have been filed with the Commission unless the Company complied with its obligation related thereto in Section 4(b).

(ii) Since the respective dates as of which information is given in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, (a) there shall not have been a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Offering Statement, the Pricing Disclosure Materials or the Final Offering Circular and (b) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Offering Statement, the Pricing Disclosure Materials or the Final Offering Circular, if in the reasonable judgment of the Selling Agent any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Units to Investors as contemplated hereby.

(iii) Since the respective dates as of which information is given in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any federal, state or local or foreign court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding, in the reasonable judgment of the Selling Agent, would reasonably be expected to have a Material Adverse Effect.

(iv) Each of the representations and warranties of the Company contained herein shall be true and correct as of each Closing Date in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to such Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

(v) At the initial Closing and at the first subsequent Closing occurring after a new periodic report has been filed by the Company with the Commission for so long as the Offering remains open, the Selling Agent shall have received (a) an opinion and a negative assurances letter, each dated as of the applicable Closing Date, of Sheppard, Mullin, Richter & Hampton LLP, as corporate counsel to the Company, in a form reasonably satisfactory to the Selling Agent, and (b) an opinion and a negative assurances letter of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as intellectual property counsel to the Company, in a form reasonably satisfactory to the Selling Agent.

(vi) At the initial Closing and at the first subsequent Closing occurring after a new periodic report has been filed by the Company with the Commission for so long as the Offering remains open, the Accountants shall have furnished to the Selling Agent a letter, dated the date of its delivery (the “Comfort Letter”), addressed to the Selling Agent, and in form and substance reasonably satisfactory to the Selling Agent, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the financial statements and certain financial information contained in the Final Offering Circular or in any supplement or amendment thereto.

(vii) At the initial Closing and at any subsequent Closing, there shall be furnished to the Selling Agent a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Accounting Officer of the Company, in form and substance reasonably satisfactory to the Selling Agent, to the effect that each such officer has carefully examined the Offering Statement and the Final Offering Circular, and that to each of such person’s knowledge:

(a) (1) As of the date of each such certificate, (x) the Offering Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (y) the Final Offering Circular does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (2) no event has occurred as a result of which it is necessary to amend or supplement the Final Offering Circular in order to make the statements therein not untrue or misleading in any material respect.

(b) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality.

(c) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been performed in all material respects and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been complied with in all material respects.

(d) No stop order suspending the qualification of the Offering Statement or of any part thereof has been issued and, to the knowledge of such person, no proceedings for that purpose have been instituted or are contemplated by the Commission.

(e) To the knowledge of such person, no order suspending the qualification or exemption of the Units under the securities or Blue Sky laws of any jurisdiction is in effect and no proceeding for such purpose is pending before, or threatened or contemplated by, any securities or other governmental authority (including, without limitation, the Commission).

(f) Any request for additional information received by the Company before the date of such certificate from the staff of any securities or other governmental authority (including, without limitation, the Commission), to the knowledge of such person, has been complied with to the satisfaction of such staff.

(g) Subsequent to the date of the most recent financial statements in or incorporated by reference into the Final Offering Circular, there has been no Material Adverse Effect.

(viii) The Company shall have furnished or caused to be furnished to the Selling Agent such certificates, in addition to those specifically mentioned herein, as the Selling Agent may have reasonably requested as to the accuracy and completeness on any Closing Date of any statement in the Offering Statement, the Preliminary Offering Circular, the Pricing Disclosure Materials or the Final Offering Circular, as to the accuracy on such Closing Date of the representations and warranties of the Company as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Selling Agent.

(ix) The Company shall have furnished or caused to be furnished to the Selling Agent on each Closing Date satisfactory evidence of the good standing of the Company in its jurisdiction of incorporation and its good standing as a foreign entity in such other jurisdictions where the Company is registered or qualified to do business as the Selling Agent may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(x) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the plan of distribution for the Offering or other arrangements of the transactions contemplated hereby.

(xi) On or after the Applicable Time there shall not have occurred any of the following: (a) a suspension or material limitation in trading in securities generally on the Nasdaq Capital Market; (b) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (c) any outbreak or escalation of hostilities involving the United States or any calamity or crisis that is material and adverse and that make it, in the reasonable judgment of the Selling Agent impracticable or inadvisable to proceed with the offer, sale and delivery of the Units or to enforce contracts for the sale of the Units on the terms and in the manner contemplated in the Final Offering Circular; or (d) a suspension of trading in the Common Stock.

8. Indemnification.

(i) The Company shall indemnify, defend and hold harmless the Selling Agent and each of the Dealers, and each of their respective directors, officers, employees and agents and each person, if any, who controls any Selling Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each a “Selling Agent Indemnified Party”), from and against any and all losses, claims, liabilities, expenses and damages (including, subject to Section 8(iii), any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted (whether or not such Selling Agent Indemnified Party is a party thereto)) to which any of them may become subject under the Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement made by the Company in Section 3 , (ii) any untrue statement or alleged untrue statement of any material fact contained in (1) any Preliminary Offering Circular, the Offering Statement or the Final Offering Circular or any amendment or supplement thereto or (2) any application or other document, or any amendment or supplement thereto, executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Units under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an “Application”), or (iii) the omission or alleged omission to state in any Preliminary Offering Circular, the Offering Statement, or the Final Offering Circular, or any amendment or supplement thereto, or in any Permitted Testing-the-Waters Communications or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be required to indemnify, defend or hold harmless any Selling Agent Indemnified Party to the extent that such loss, claim, liability, expense or damage arises from the sale of the Units in the Offering to any person or entity and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with written information furnished to the Company by any Selling Agent Indemnified Party expressly for inclusion in the Offering Statement, any Preliminary Offering Circular or the Final Offering Circular, or in any amendment or supplement thereto, or in any Application, it being understood and agreed that the only such information furnished by any Selling Agent Indemnified Party consists of the information described as such in subsection (ii) below. The indemnification obligations under this Section 8(i) are not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Selling Agent Indemnified Party.

(ii) The Selling Agent shall indemnify, defend and hold harmless the Company, each director of the Company, the officers of the Company who sign the Offering Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each a “Company Indemnified Party”) against any losses, claims, expenses, damages or liabilities (including, subject to Section 8(iii), any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted (whether or not such Company Indemnified Party is a party thereto)) to which any of them may become subject under the Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement made by the Selling Agent in Section 5, (ii) arise out of or are based upon any failure or alleged failure of the Selling Agent to pay any compensation to a Dealer or Dealers, (iii) arise out of or are based solely upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Statement, any Preliminary Offering Circular or the Final Offering Circular or any amendment or supplement thereto, or any Application, or (iv) arise out of or are based solely upon the omission or alleged omission to state in the Offering Statement, any Preliminary Offering Circular or the Final Offering Circular or any amendment or supplement thereto, or any Application, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Statement, any Preliminary Offering Circular or the Final Offering Circular, or any amendment or supplement thereto, or in any Application, in reliance upon and in conformity with written information furnished to the Company by any Selling Agent Indemnified Party expressly for inclusion therein; and will reimburse such Company Indemnified Party for any legal or other expenses reasonably incurred by such Company Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred. The Company acknowledges that, for all purposes under this Agreement, the statements set forth in the paragraphs under the caption “Plan of Distribution” in any Preliminary Offering Circular and the Final Offering Circular constitute the only information relating to the Selling Agent furnished in writing to the Company by the Selling Agent expressly for inclusion in the Offering Statement, any Preliminary Offering Circular or the Final Offering Circular. In no event shall the Selling Agent indemnify the Company for any amounts in excess of the fees actually received by the Selling Agent (whether or not the Selling Agent allocated any such fees to a Dealer) pursuant to the terms of this Agreement.

(iii) Promptly after receipt by an indemnified party under subsection (i) or (ii) above of notice of the commencement of any action, suit, proceeding or claim, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, and the indemnifying party shall be entitled, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case, subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be liable for, and the indemnification and contribution obligations of the indemnifying party in this Section 8 shall not apply to, any settlement of any action, suit, proceeding or claim effected without its written consent. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action, suit, proceeding or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action, suit, proceeding or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action, suit, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(iv) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party under applicable law or insufficient to hold harmless an indemnified party under subsection (i) or (ii) above in respect of any losses, claims, expenses, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, expenses, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Selling Agent on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Selling Agent on the other in connection with the statements or omissions which resulted in such losses, claims, expenses, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Selling Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (after deducting the total Cash Fee but before deducting other expenses) received by the Company bears to the total Cash Fee received by the Selling Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Selling Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Agent agree that it would not be just and equitable if contribution pursuant to this subsection (iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (iv). The amount paid or payable by an indemnified party as a result of the losses, claims, expenses, damages or liabilities (or actions in respect thereof) referred to above in this subsection (iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (iv), the Selling Agent will not be required to contribute any amount in excess of the total Cash Fee received by the Selling Agent pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9. Termination.

(i) The Selling Agent may terminate this Agreement at any time prior to the initial Closing Date by notice to the Company, without liability on the part of the Selling Agent or the Company, if: (a) there has occurred any outbreak or escalation of hostilities involving the United States or any calamity or crisis that is material and adverse and that make it, in the reasonable judgment of the Selling Agent, inadvisable or impracticable to proceed with offer, sale and delivery of the Units or to enforce contracts for the sale of the Units on the terms and in the manner contemplated in the Final Offering Circular; (b) trading in the Common Stock has been suspended; (c) trading generally on the Nasdaq Capital Market has been suspended or materially limited; or (d) a general moratorium on commercial banking activities has been declared by Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States.

(ii) The Selling Agent may terminate this Agreement at any time prior to the initial Closing Date by notice to the Company if there has occurred a material breach of this Agreement by the Company, which breach cannot be cured or is not cured within ten (10) days following written notice to the Company from the Selling Agent of such breach. The Company may terminate this Agreement at any time prior to the initial Closing Date by notice to the Selling Agent if there has occurred a material breach of this Agreement by the Selling Agent, which breach cannot be cured or is not cured within ten (10) days following written notice to the Selling Agent from the Company of such breach.

(iii) This Agreement shall automatically terminate, without liability on the part of the Selling Agent or the Company, if the Company determines to terminate the Offering, which the Company may do in its sole discretion at any time and for any reason or no reason; provided, however, that all rights and obligation of the Company or the Selling Agent related to any Closing occurring prior to the termination of the Offering, including, the obligations of the parties in Sections 1(b), 1(c), 1(d) and 2 shall survive the termination of this Agreement until performed in accordance with the terms of this Agreement.

10. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered or sent by email (i) if to the Company, at the office of the Company, Daré Bioscience, Inc., 3655 Nobel Drive, Suite 260, San Diego, CA 92122, Attention: Sabrina Martucci Johnson, with copies to Sheppard, Mullin, Richter & Hampton LLP, 12275 El Camino Real, Suite 100, San Diego, CA 92130, Attention: Edwin Astudillo, or, in the case of email, to sjohnson@darebioscience.com, with copies to eastudillo@sheppardmullin.com, or (ii) if to the Selling Agent, at the office of Digital Offering, LLC, 1461 Glenneyre Street, Suite D, Laguna Beach, CA 92651, Attention: Gordon McBean, with copies to Bevilacqua PLLC, 1050 Connecticut Avenue, N.W., Suite 500, Washington, DC 20036 Attention: Lou Bevilacqua, Esq or, in the case of email, to gmcbean@digitaloffering.com, with copies to lou@bevilacquapllc.com. Any such notice shall be deemed to have been duly given when mailed or delivered or sent by email in accordance with the foregoing.

11. Survival. The respective representations, warranties, agreements, covenants, indemnities and rights of contribution of the Company and the Selling Agent set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Selling Agent or any controlling person referred to in Section 8 and (ii) delivery of and payment for the Units. Sections 6, 8, 9, 10, 11, 13, 16 and 17 shall remain in full force and effect regardless of any termination of this Agreement.

12. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the Selling Agent, the Company and their respective successors and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person or entity any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Selling Agent, the Company and their respective successors and permitted assigns and for the benefit of no other person or entity except that (i) the indemnification and contribution contained in Sections 8(i) and (iv) shall also be for the benefit of each Selling Agent Indemnified Party and (ii) the indemnification and contribution contained in Sections 8(ii) and (iv) shall also be for the benefit of each Company Indemnified Party. No purchaser of Units shall be deemed a party to this Agreement or a successor to any party to this Agreement because of such purchase. Neither party to this Agreement may assign any of its rights or obligations hereunder without the prior written consent of the other party to this Agreement, and any attempted assignment without such consent shall be deemed null and void ab initio.

13. Governing Law Provisions. This Agreement, and the validity and interpretations of this Agreement and the terms and conditions set forth herein, shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state (without giving effect to any provisions relating to conflicts of laws). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the New York courts, and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the New York courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the New York courts, and with respect to any Related Judgment, each party waives any such immunity in the New York courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

The obligations of the Company pursuant to this Agreement in respect of any sum due to the Selling Agent shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by the Selling Agent of any sum adjudged to be so due in such other currency, on which the Selling Agent may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Selling Agent in United States dollars hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Selling Agent against such loss. If the United States dollars so purchased are greater than the sum originally due to the Selling Agent hereunder, the Selling Agent agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Selling Agent hereunder.

14. Acknowledgement. The Company acknowledges and agrees that the Selling Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the Offering. Additionally, the Selling Agent is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the Offering or the process leading thereto (irrespective of whether the Selling Agent has advised or is advising the Company on other matters). The Company has conferred with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Selling Agent shall have no responsibility or liability to the Company or any other person with respect thereto. The Selling Agent advises that it and its affiliates are engaged in a broad range of securities and financial services and that it or its affiliates may have business relationships or enter into contractual relationships with purchasers or potential purchasers of the Company’s securities. Any review by the Selling Agent of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Selling Agent and shall not be on behalf of, or for the benefit of, the Company. The Selling Agent shall disclose to the Company in writing any conflict or potential conflict of interest of the Selling Agent that arises or would be expected to arise in the course of the Selling Agent’s performance of its obligations hereunder or otherwise in connection with the Offering.

15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Such execution of counterparts may occur by manual signature, electronic signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission, and any such execution that is not by manual signature shall have the same legal effect, validity and enforceability as a manual signature.

16. Entire Agreement. This Agreement, together with the Engagement Letter, constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter. The headings identifying the various sections and subsections of this Agreement are for reference only and do not define, modify, expand, or limit any of the terms or provisions herein. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by the Company and the Selling Agent. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

17. Interpretation. For purposes of this Agreement, (a) the words “include,” “includes,” and “including” are deemed to be followed by the words “without limitation;” (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to sections, schedules, and exhibits mean the sections of, and schedules and exhibits attached to, this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The schedules and exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

DARÉ BIOSCIENCE, INC.

By:	/s/ Sabrina Martucci Johnson
Name:	Sabrina Martucci Johnson
Title:	Chief Executive Officer

DIGITAL OFFERING, LLC

By:	/s/ Gordon McBean
Name:	Gordon McBean
Title:	Chief Executive Officer

Exhibit A

FORM OF SELLING AGENT’S UNIT WARRANT